April 7, 2017

American Century Capital Portfolios, Inc.
4500 Main Street
Kansas City, Missouri 64111

Ladies and Gentlemen:

I have acted as counsel to American Century Capital Portfolios, Inc., a Maryland corporation (the “Company”), in connection with Post-Effective Amendments Nos. 88, 89, 90 and 91 (collectively, the “PEAs”) to the Company’s Registration Statement on Form N-1A (File Nos. 33-64872, 811-7820), relating to the public offering from time to time of any or all of the Company’s authorized shares of common stock, par value One Cent ($0.01) per share, that have been classified and designated as indicated on Schedule A to this letter (the “Shares”).

In connection with rendering the opinions set forth below, I have examined the PEAs; the Company’s Articles of Incorporation, Articles of Amendment, Articles Supplementary and Bylaws, as reflected in the Company’s corporate records; resolutions of the Board of Directors of the Company relating to the authorization and issuance of the Shares; and such other documents as I deemed relevant. In conducting my examination, I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity, accuracy and completeness of documents purporting to be originals and the conformity to originals of any copies of documents. I have not independently established any facts represented in the documents so relied on.

I am a member of the Bar of the State of Missouri. The opinions expressed in this letter are based on the facts in existence and the laws in effect on the date hereof and are limited to the laws (other than the conflict of law rules) of the State of Maryland that in my experience are normally applicable to the issuance of shares by registered investment companies organized as corporations under the law of that state. I express no opinion with respect to any other laws.

Based upon and subject to the foregoing and the qualifications set forth below, it is my opinion that:

1.    The issuance of the Shares has been duly authorized by the Company.

2.    When issued and paid for upon the terms provided in the PEAs, and assuming the continued valid existence of the Company under the laws of the State of Maryland, the Shares will be validly issued, fully paid and non-assessable.

For the record, it should be stated that I am an employee of American Century Services, LLC, an affiliate of the Company’s investment advisor.

American Century Investments
P.O. Box 410141, 4500 Main Street	1-800-345-2021 or 816-531-5575
Kansas City, MO 64141-0141	www.americancentury.com

American Century Capital Portfolios, Inc.
April 7, 2017

I hereby consent to the use of this opinion as an exhibit to the PEAs. I assume no obligation to advise you of any changes in the foregoing subsequent to the effectiveness of the PEAs. In giving my consent I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. The opinions expressed herein are matters of professional judgment and are not a guarantee of result.

Very truly yours,

/s/ Ryan L. Blaine

Ryan L. Blaine
Assistant General Counsel

SCHEDULE A

Series Name	Class Name
Equity Income Fund	Investor
I* Y
A
T
C
R R5
R6

Global Real Estate Fund	Investor
I* Y
A
C
R R5
R6

Large Company Value Fund	Investor
I*
A
C
R
R5
R6

AC Alternatives Market Neutral	Investor
Value Fund	I*
A
C
R

Mid Cap Value Fund	Investor
I* Y
A
C
R R5
R6

NT Large Company Value Fund	Institutional
R6

Series Name	Class Name
NT Mid Cap Value Fund	Institutional
R6

NT Global Real Estate Fund	Investor
Institutional
R6

Real Estate Fund	Investor
I* Y
A
C
R R5
R6

Small Cap Value Fund	Investor
I* Y
A
C
R R5
R6

Value Fund	Investor
I* Y
A
T
C
R R5
R6

AC Alternatives Long Short Fund	Investor
I* Y A
C
R
R6

Series Name	Class Name
AC Alternatives Income Fund	Investor
I*
Y
A
T
C
R
R6

AC Alternatives Multi-Strategy Fund	Investor
I*
Y
A
C
R
R6

*    Formerly Institutional Class; name changed to I Class effective 4/10/2017.